EXHIBIT 10.35
AMENDMENT NO. 2
TO THE
TANDY BRANDS ACCESSORIES, INC.
1995 STOCK DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS
     This Amendment No. 2 (the “Amendment”) to the Tandy Brands Accessories, Inc. 1995 Stock Deferral Plan for Non-Employee Directors (the “Plan”) is made this 16th day of August, 2006 by Tandy Brands Accessories, Inc. a corporation duly organized and existing under the laws of the State of Delaware (“Company”). Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Plan.
     WHEREAS, the Company established the Plan to provide Non-Employee Directors an opportunity to elect to defer receipt of Retainer Fees and for the payment of such fees in Stock Units, each of which is equal in value to a share of Stock;
     WHEREAS the Plan was previously amended to permit Non-Employee Directors to also elect to defer the receipt of Meeting Fees and to provide for the payment of such fees in Stock Units;
     WHEREAS, the Company desires to further amend the Plan to (i) provide for an alternative mechanism to settle Stock Units credited to a Non-Employee Director’s Account pursuant to the Plan, and (ii) to modify the timing of an election to defer Retainer Fees in order to comply with section 409A of the Internal Revenue Code of 1986, as amended; and
     WHEREAS, pursuant to Article VIII of the Plan, the Plan may be amended by the Board of Directors of the Company;
     NOW, THEREFORE, effective August 16, 2006, the Plan is hereby amended as follows:
     1. Section 3.1(a) of the Plan is hereby amended by adding the following at the end of the first paragraph:
“Effective January 1, 2005, any election by a Non-Employee Director to defer Retainer Fees shall be made prior to the beginning of the calendar year in which such Retainer Fees are earned and such Deferral Election shall be irrevocable except upon a subsequent Deferral Election that is made prior to the beginning of the calendar year to which such subsequent election applies; provided however, that with respect to a Non-Employee Director who first becomes a member of the Board of Directors during a calendar year, any election to defer Retainer Fees must be made within 30 days following the date the individual first becomes a Non-Employee Director and any such Deferral Election shall only apply to Retainer Fees which relate to services performed subsequent to the effective date of such election.”
     2. Section 3.1(d) of the Plan is hereby amended and restated in its entirety to read as follows:

     “(d) Payment of Stock Units. Stock Units credited to a Non-Employee Director’ Account pursuant to the Plan shall be payable in a single distribution made at each such time (no more frequently than annually) specified by the Non-Employee Director in the applicable Deferral Election, provided that the designated payment date with respect to any election must be no earlier than twelve (12) months following the establishment of the affected Stock Unit, and shall be payable in (i) an equal number of shares of Stock, or (ii) at the Company’s option, an amount in cash equal to the Fair Market Value of the shares of Stock underlying the affected Stock Units at the time of distribution. For purposes of this Section 3.1(d), Fair Market Value shall mean:
     (i) If the Stock is listed or admitted to trade on a national securities exchange, the average of the high and low prices of the Stock as reported by such national securities exchange for the date immediately preceding the distribution, or, if no sale of the Stock shall have been made on that date, the next preceding day on which there was a sale of Stock;
     (ii) If the Stock is not listed or admitted to trade on a national securities exchange, the average between the bid and asked price for the Stock on any electronic quotation system on the date immediately preceding the distribution; or
     (iii) If the Stock is not listed or admitted to trade on a national securities exchange or any electronic quotation system, the Compensation Committee of the Board of Directors shall establish the Fair Market Value in its good faith judgment.
     IN WITNESS WHEREOF, this Amendment is adopted this 16th day of August, 2006.

ATTEST:	TANDY BRANDS ACCESSORIES, INC.

/s/ W. Mike Baggett	By:	/s/ Mark J. Flaherty

Secretary	Name: Mark J. Flaherty
Title: Chief Financial Officer, Treasurer and Assistant Secretary
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